Exhibit 10.1
EXECUTION COPY

Amendment No. 10 to Receivables Purchase Agreement

AMENDMENT AGREEMENT (this “Amendment”) dated as of September 28, 2012 among Lexmark Receivables Corporation (the “Seller”), Gotham Funding Corporation (“Gotham”), as an Investor, Fifth Third Bank (“Fifth Third”), as an Investor Agent and a Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTM”) (formerly known as The Bank of Tokyo-Mitsubishi Ltd., New York Branch), as Program Agent (the “Program Agent”), an Investor Agent and a Bank, and Lexmark International, Inc. (“Lexmark”), as Collection Agent and Originator.

Preliminary Statements.

(1)            The Seller, Gotham, BTM, Fifth Third and Lexmark are parties to an Amended and Restated Receivables Purchase Agreement dated as of October 8, 2004 (as amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement) pursuant to which, and subject to and upon the terms and conditions of which, the Seller has sold and may in the future sell Receivable Interests to the Investors and/or the Banks thereunder prior to the occurrence of the Facility Termination Date or the Commitment Termination Date, as applicable.

(2)           The parties hereto desire to make certain amendments to the Agreement.

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Amendments.  Upon the effectiveness of this Amendment (except for clause (v) below, which amendment shall be effective at such time as forth below), the Agreement is hereby amended as follows:

          (i)   The definition of “Applicable Margin” in Section 1.01 is deleted in its entirety and replaced as follows:

“Applicable Margin” means, at any time, a rate per annum equal to the sum of (x) the rate appearing under the caption “Eurocurrency Spread” for the then applicable “Pricing Level” in the definition of “Applicable Rate” set forth in the Credit Facility plus (y) 0.25%.

          (ii)   The definition of “Commitment Termination Date” in Section 1.01 is amended by replacing the date appearing in clause (a) thereof with the date “September 27, 2013”.

          (iii)   Each of the definitions of “Consolidated EBITDA”, “Consolidated Interest Coverage Ratio”, “Consolidated Interest Expense”, “Consolidated Leverage Ratio” and “Consolidated Total Indebtedness”  in Section 1.01 is deleted in its entirety.

          (iv)   The definition of “Credit Facility” in Section 1.01 is deleted in its entirety and replaced as follows:

“Credit Facility” means the Credit Agreement, dated as of January 18, 2012, by and among the Originator as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and SunTrust Bank and BTM, as Co-Documentation Agents, as amended, restated, modified or supplemented from time to time, and all

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agreements, documents and instruments executed in connection therewith together with any replacement facility or refinancing thereof entered into by the Originator.

(v)   Effective as of the Excluded Receivables Effective Date (as defined below), the definition of “Excluded Receivables” in Section 1.01 is amended by deleting clause (iii) thereof in its entirety and replacing it with the following:

“(iii) any Obligor of the managed print services business of the Originator, resulting from a capital lease or other lease of merchandise, any services or insurance in connection with, or otherwise related to, a capital lease or other lease, and”

(vi)   The definition of “Excluded Receivable Account Debtor” in Section 1.01 is deleted in its entirety and replaced as follows:

“Excluded Receivable Account Debtor” means each Person listed in a side letter among the Seller, the Collection Agent, the Program Agent and each Investor Agent, as such side letter may be amended from time to time (but in no event more than two times in any twelve-month period) at the request of the Seller and the Collection Agent and with the consent of the Program Agent and each Investor Agent in their sole discretion.

(vii)   The definition of “Facility Termination Date” in Section 1.01 is amended by replacing the date in clause (a) thereof with the date “September 27, 2013”.

(viii)          Each of Sections 4.01(e) and 4.02(e) is amended by (a) deleting all references therein to “December 31, 2010” and replacing them with “December 31, 2011” and (b) deleting all references therein to “June 30, 2011” and replacing them with “June 30, 2012”.

(ix)   Section 7.01(m) is deleted in its entirety and replaced as follows:

“(m)           (i) The Leverage Ratio (as such term is defined in the Credit Facility as in effect on January 18, 2012 and any additional defined terms used in such definition shall have their meanings as in effect on January 18, 2012) shall exceed 3.0:1.0 at any time or (ii) the Interest Coverage Ratio (as such term is defined in the Credit Facility as in effect on January 18, 2012 and any additional defined terms used in such definition shall have their meanings as in effect on January 18, 2012) for any period of four consecutive fiscal quarters of the Originator shall be less than 3.0:1.0; or”

(x)            Schedule III attached to the Agreement (and the reference to such Schedule in the Table of Contents) is deleted in its entirety.

SECTION 2. Consent to Originator Purchase Agreement Amendment.  Pursuant to Section 5.01(m) of the Agreement, the Program Agent and each Investor Agent hereby consent to the amendment to the Originator Purchase Agreement being entered into by the Seller as of the date hereof, which amendment shall be in form and substance satisfactory to the Program Agent and each Investor Agent (the “Originator Purchase Agreement Amendment”).

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SECTION 3. Effectiveness.

(i) Except as set forth in clause (ii) below, this Amendment shall become effective at such time that (a) executed counterparts of this Amendment have been delivered by each party hereto to each other party hereto, (b) the Program Agent shall have received executed copies of the Originator Purchase Agreement Amendment, and (c) the Program Agent shall have received executed copies of the fee letter dated as of the date hereof entered into in connection with the Agreement and this Amendment.

(ii) For purposes of this Amendment, the “Excluded Receivables Effective Date” means the later of (a) October 1, 2012 and (b) such time that the Program Agent shall have received (x) acknowledgment copies or time stamped receipt copies of proper financing statement amendments to each applicable financing statement filed against the Seller or the Originator in connection with the Transaction Documents, amending the collateral description set forth therein in a manner reasonably satisfactory to the Program Agent and (y) completed requests for information listing all effective financing statements filed in the applicable jurisdictions that name the Seller or the Originator as debtor, together with copies of such financing statements (none of which (except for those in favor of the Program Agent) shall cover any Receivables, Contracts, Related Security or the collateral security referred to in Section 2.11 of the Agreement (in each case, after giving effect to this Amendment).

SECTION 4. Representations, Warranties and Covenants.

(i) The Seller makes each of the representations and warranties contained in Section 4.01 of the Agreement (after giving effect to this Amendment).

(ii) The Seller represents and warrants that it has sent notice, or (if it has not yet sent notice) covenants that it shall send notice promptly after the date hereof, to each Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment) instructing such Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment) to deposit all cash and cash proceeds owing under a Contract to an account other than a Lock-Box Account.  The Seller hereby reaffirms the covenants set forth in Section 5.01(t) and (u) of the Agreement with respect to any cash and cash proceeds received from an Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment).  The Collection Agent hereby reaffirms its obligations under Section 6.02(e) of the Agreement with respect to cash  or other cash proceeds received from an Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment).

(iii) The Seller represents and warrants that it has instructed, or (if it has not yet instructed) covenants that it shall promptly instruct after the date hereof, each Obligor of Receivables that are no longer Excluded Receivables after giving effect to this Amendment to remit all their payments in respect of such Receivables to Lock-Box Accounts.  The Seller hereby reaffirms the covenants set forth in Section 5.01(h) of the Agreement with respect to the Collections from such Receivables.  The Collection Agent hereby reaffirms its obligations under  the Agreement with respect to such Collections.

SECTION 5. Confirmation of Agreement.  Each reference in the Agreement to “this Agreement” or “the Agreement” shall mean the Agreement as amended by this Amendment, and as hereafter amended or restated.  Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

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SECTION 6. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 7. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEXMARK RECEIVABLES CORPORATION

By: /s/ Bruce J. Frost
Name:  Bruce J. Frost
Title:    Vice President and Treasurer

LEXMARK INTERNATIONAL, INC.

By: /s/ Bruce J. Frost
Name:  Bruce J. Frost
Title:    Treasurer

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Program Agent

By: /s/ Richard Gregory Hurst
Name: Richard Gregory Hurst
Title: Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as an Investor Agent

By: /s/ Richard Gregory Hurst
Name: Richard Gregory Hurst
Title: Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as a Bank

By: /s/ Thomas Danielson
Name: Thomas Danielson
Title: Authorized Signatory

GOTHAM FUNDING CORPORATION,
as an Investor

By: /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

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FIFTH THIRD BANK
as an Investor Agent and a Bank

By: /s/ Andrew D. Jones
Name: Andrew D. Jones
Title: Vice President

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